                            VALERO ENERGY CORPORATION
                             SECRETARY'S CERTIFICATE


         The undersigned, Jay D. Browning, Secretary of VALERO ENERGY CORPORATION, a Delaware corporation, (the "Company"), does hereby certify that
(i) at a meeting of the Board of Directors of the Company (the "Board") held on May 4, 2001, the Board adopted resolutions that, among other things, approved an Agreement and Plan of Merger (the "Merger"), by and between the Company and Ultramar Diamond Shamrock Corporation, a Delaware corporation ("UDS"); (ii) the above referenced resolutions included those attached hereto as EXHIBIT A, and the resolutions set forth in EXHIBIT A are a true and correct copy of those adopted by the Board on May 4, 2001 and have not been amended, altered, modified, or revoked and remain in full force and effect on the date hereof.


         IN WITNESS WHEREOF, I have hereunto set my hand as of the 2ND day of AUGUST, 2001.



                                             /s/ Jay D. Browning
                                             -----------------------------------
                                             Jay D. Browning
                                             Secretary

                                    EXHIBIT A

                                                       APPROVED
                                                       BOARD OF DIRECTORS
                                                       VALERO ENERGY CORPORATION
                                                       MAY 4, 2001

Proxy Statement, Registration Statements and Other Securities Law Filings

                  RESOLVED, further, that the proper officers of the Company be, and each of them hereby is, authorized and directed for, on behalf of and in the name of the Company, to prepare, sign and file, or cause to be filed, with the Securities and Exchange Commission (the "Commission") any and all statements, reports or other information concerning the Merger, the Agreement and the other transactions contemplated thereby that may be deemed advisable or may be required under the Exchange Act or the Securities Act of 1933, as amended (the "Securities Act"), including without limitation a proxy statement (which may be in the form of a joint proxy statement-prospectus) for delivery to the shareholders of the Company (the "Proxy Statement") and a registration statement on Form S-4 which shall include the Proxy Statement (the "S-4"), and any amendment or amendments (including post-effective amendments or supplements) thereto, relating to the shares of Company Common Stock as are issuable in the merger, and registration statements on Form S-8 and any amendment or amendments (including post-effective amendments or supplements) thereto, relating to shares of Company Common Stock as may be issuable in connection with any UDS Benefit Plans (as defined in the Agreement) assumed by the Company in the Merger (together with the S-4, the "Registration Statements"), each together with any other documents required or appropriate in connection therewith; and

Power of Attorney

                  RESOLVED, that each officer or Director who may be required to sign the Registration Statements or any amendment, exhibit or other document related thereto (whether for and on behalf of the Company, as an officer or Director of the Company, or in any other capacity) be, and each hereby is, authorized to execute a power of attorney appointing William E. Greehey, John D. Gibbons and Jay D. Browning, and each of them, severally, as his or her attorney and agent, with full power of substitution and resubstitution, on his or her behalf in any such capacity to sign and file the Registration Statements and any and all amendments, exhibits and other documents related thereto which any such attorney or substitute may deem necessary or advisable to be filed with the Commission, with full power and authority to perform and do any and all acts and things whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as such officer or Director might or could do if personally present and acting and as fully as the Company might or could do by a properly authorized agent.